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Exhibit 23.2

[DELOITTE & TOUCHE LLP LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in registration statement No. 333-130756 on Form S-8 and No. 333-145544 on Form S-3 of our report dated December 11, 2007, relating to the consolidated financial statements and financial statement schedule of Aviza Technology, Inc. for the year ended September 28, 2007, appearing in this Annual Report on Form 10-K of Aviza Technology, Inc. for the year ended September 26, 2008.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
December 5, 2008

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM